UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2019

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2019, ITC Holdings Corp. (the “Company”) and Jon E. Jipping, Executive Vice President and Chief Operating Officer, entered in to a letter agreement effective as of February 18, 2019 (the “Letter Agreement”) amending Mr. Jipping’s December 21, 2012 Employment Agreement (the “Employment Agreement”) and equity compensation awards. Pursuant to the Letter Agreement, upon Mr. Jipping’s voluntary termination of employment his equity compensation awards, which would otherwise be forfeited, will continue to vest on their normal schedule even if Mr. Jipping does not meet the retirement age, as defined in the Company’s 2017 Omnibus Plan, for continued vesting (i.e. age 65) at the time of his separation.  The Company and Mr. Jipping also agreed to delete Section 7.c(ii)(B) of Mr. Jipping’s Employment Agreement which defined Mr. Jipping’s rights to terminate the Employment Agreement if his job responsibilities and authority were substantially diminished.

A copy of the Letter Agreement is attached to this Current Report as Exhibit 10.192 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

10.192	Letter Agreement, effective as of February 18, 2019, between ITC Holdings Corp. and Jon E. Jipping

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 22, 2019

ITC HOLDINGS CORP.

By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Its:	Senior Vice President and General Counsel